Exhibit 10.30

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of November 17, 2010, by and between LV Administrative Services, Inc., as Administrative and Collateral Agent for the Lenders (the “Pledgee”), and Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Pledgor”).

BACKGROUND

Pledgor has entered into that certain Limited Guaranty dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Limited Guaranty”), pursuant to which Pledgor has guaranteed, subject to the conditions of the Limited Guaranty, the obligations of Biovest International, Inc. (the “Issuer”) arising under, out of or in connection with (a) the Term Loan and Security Agreement dated as of November 17, 2010 (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), by and among the Issuer, the Lenders and the Pledgee (Pledgee and the Lenders, each a “Creditor Party” and collectively, the “Creditor Parties”), and (b) each Ancillary Agreement (other than the Biovest Contingent Payment Agreement) referred to in the Security Agreement.

In order to induce the Pledgee to provide or continue to provide the financial accommodations described in the Security Agreement, and pursuant to the Limited Guaranty, the Pledgor has agreed to pledge and grant a security interest in the collateral described herein to the Pledgee, for the ratable benefit of the Creditor Parties, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.        Defined Terms.  All capitalized terms used herein which are not defined shall have the meanings given to them in the Security Agreement. For purposes of this Agreement, the term “Document” shall have the meaning ascribed thereto in the Limited Guaranty.

2.        Pledge and Grant of Security Interest.  To secure the full and punctual payment and performance of the Pledgor’s obligations under the Limited Guaranty (the “Obligations”), the Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Pledgee, for the ratable benefit of the Creditor Parties, in all of the following (the “Collateral”):

(a)        the shares of stock or other equity interests set forth on Schedule A annexed hereto and expressly made a part hereof (the “Pledged Stock”), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(b)        all additional shares of stock or other equity interests of the Issuer from time to time acquired by the Pledgor in connection with stock dividends on the Pledged Stock or a distribution with respect to the Pledged Stock in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c)        all options and rights, whether as an addition to, in substitution of or in exchange for any shares of any Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

3.        Delivery of Collateral.  All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Pledgee. The Pledgor hereby authorizes the Issuer upon demand by the Pledgee to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to the Pledgee, in each case to be held by the Pledgee, subject to the terms hereof. Upon the occurrence and during the continuance of an Event of Default (as defined below), the Pledgee shall have the right, during such time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Stock. In addition, the Pledgee shall have the right at such time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

4.        Representations and Warranties of Pledgor.  Pledgor represents and warrants to the Pledgee (which, except as otherwise provided below, representations and warranties shall be deemed to continue to be made until all of the Obligations have been paid in full and each Document and each agreement and instrument entered into in connection therewith has been irrevocably terminated) that:

(a)        the execution, delivery and performance by the Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to the Pledgor;

(b)        this Agreement constitutes the legal, valid, and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms;

(c)        (i)  all Pledged Stock owned by the Pledgor is set forth on Schedule A hereto and (ii) the Pledgor is the direct and beneficial owner of each share of the Pledged Stock;

(d)        all of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable;

(e)        no consent or approval of any person, corporation, governmental body, regulatory authority or other entity is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgee of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

(f)        there are no pending or, to the best of the Pledgor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

(g)        the Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgee in accordance with the terms of this Agreement;

(h)        the Pledgor owns each item of the Collateral and, except for the pledge and security interest granted to Pledgee hereunder, the Collateral shall be, immediately following the closing of the transactions contemplated by the Documents, free and clear of any other security interest, mortgage, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, “Liens”);

(i)        there are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

(j)        none of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(k)        the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Pledgee all rights of the Pledgor in the Collateral as contemplated by this Agreement; and

(l)        the Pledgor holds additional shares of capital stock of the Issuer which have been pledged to the parties set forth on Schedule B annexed hereto and expressly made a part hereof (the “Third Party Pledged Stock”). Other than the Pledged Stock, the Third Party Pledged Stock and the shares of capital stock of the Issuer to be received under the Confirmed Plan, the Pledgor does not own any shares of capital stock of the Issuer.

5.        Covenants.  The Pledgor covenants that, until the Obligations shall be indefeasibly satisfied in full and each Document and each agreement and instrument entered into in connection therewith is irrevocably terminated:

(a)        the Pledgor will not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor will the Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created by this Agreement;

(b)        the Pledgor will, at its expense, defend Pledgee’s right, title and security interest in and to the Collateral against the claims of any other party;

(c)        the Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effectuate the purposes of this Agreement including, but without limitation, delivering to Pledgee, upon the occurrence of an Event of Default, irrevocable proxies in respect of the Collateral in form satisfactory to Pledgee. Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute the Pledgor’s proxy to Pledgee or its nominee to vote all shares of Collateral then registered in the Pledgor’s name; and

(d)        the Pledgor will not consent to or approve the issuance (i) to the Pledgor of any additional shares of any class of capital stock or other equity interests of the Issuer, except as provided in the Confirmed Plan; or (ii) to the Pledgor of any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares (excluding any shares received by the Pledgor pursuant to the Confirmed Plan) are pledged as Collateral pursuant to this Agreement.

6.        Voting Rights and Dividends.  In addition to the Pledgee’s rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, beyond any applicable cure period, the Pledgee shall (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (the Pledgor hereby irrevocably constituting and appointing the Pledgee, with fill power of substitution, the proxy and attorney-in-fact of the Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral. The Pledgor shall not be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Pledgee, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that the Pledgor shall give at least five (5) days’ written notice of the manner in which the Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. Following the occurrence of an Event of Default, all dividends and all other distributions in respect of any of the Collateral shall be delivered to the Pledgee to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, and be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.        Event of Default.  An “Event of Default” under this Agreement shall occur upon the happening of any of the following events:

(a)        An “Event of Default” under and as defined in any Document shall have occurred and be continuing beyond any applicable cure period;

(b)        The Pledgor shall default in the performance of any of its obligations under any Document, including, without limitation, this Agreement, and such default shall not be cured during the cure period applicable thereto, and the result of which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c)        Any representation or warranty of the Pledgor made herein, in any Document or in any agreement, statement or certificate given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect, and the result of which, in the case of a breach of the representations and warranties contained in Section 4(a) or (f), has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d)        Any portion of the Collateral is subjected to a levy of execution, attachment, distraint or other judicial process or any portion of the Collateral is the subject of a claim (other than by the Pledgee) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of thirty (30) days after the occurrence thereof; or

(e)        The Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

8.        Remedies.  In case an Event of Default shall have occurred and is continuing, the Pledgee may:

(a)        Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

(b)        Exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

(c)        Subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by applicable law.

The Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by the Pledgee hereunder, whether upon sale of the Collateral or any part thereof or otherwise, shall be held by the Pledgee and applied by it as provided in Section 10 hereof. No failure or delay on the part of the Pledgee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. The Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. The Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Obligations. In addition to the foregoing, Pledgee shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York (the “UCC”) regardless of the jurisdiction in which enforcement hereof is sought.

9.        Private Sale.  The Pledgor recognizes that the Pledgee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales provided that such private sales shall have been made in a commercially reasonable manner. The Pledgor agrees that the Pledgee has no obligation to delay sale of any Collateral for the period of time necessary to permit the Issuer to register the Collateral for public sale under the Securities Act.

10.      Proceeds of Sale.    The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Pledgee as follows:

(a)        First, to the payment of all costs, reasonable expenses and charges of the Pledgee and to the reimbursement of the Pledgee for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), attorneys’ fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by Pledgee in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

(b)        Second, to the payment of the Obligations, in whole or in part, in such order as the Pledgee may elect, whether or not such Obligations are then due;

(c)        Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-615(a)(3) of the UCC; and

(d)        Fourth, to the extent of any surplus to the Pledgor or as a court of competent jurisdiction may direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation. realization or sale are insufficient to satisfy the Obligations, the Pledgor shall be liable for the deficiency plus the costs and fees of any attorneys employed by Pledgee to collect such deficiency.

11.        Waiver of Marshaling.  The Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

12.        No Waiver.  Any and all of the Pledgee’s rights with respect to the Liens granted under this Agreement shall continue unimpaired, and the Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of the Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee in reference to any of the Obligations. The Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if the Pledgor had expressly agreed thereto in advance. No delay or extension of time by the Pledgee in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgee to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Pledgee’s right to take any action against the Pledgor or to exercise any other power of sale, option or any other right or remedy.

13.        Expenses.  The Collateral shall secure, and the Pledgor shall pay to Pledgee on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges) for, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Pledgee under this Agreement or with respect to any of the Obligations.

14.        The Pledgee Appointed Attorney-In-Fact and Performance by the Pledgee.  Upon the occurrence of an Event of Default, the Pledgor hereby irrevocably constitutes and appoints the Pledgee as the Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in the Pledgor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of the Pledgor, which the Pledgor could or might do or which the Pledgee may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into the Pledgee’s name. The Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If the Pledgor fails to perform any agreement herein contained, the Pledgee may itself perform or cause performance thereof, and any costs and expenses of the Pledgee incurred in connection therewith shall be paid as provided in Section 10 hereof.

15.        Recapture.  Notwithstanding anything to the contrary in this Agreement, if the Pledgee receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy. reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Pledgee, the Pledgor’s obligations to the Pledgee shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Pledgee, which payment shall be due on demand.

16.        Captions.  All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

17.        Miscellaneous.

(a)        This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

(b)        No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c)        In the event that any provision of this Agreement or the application thereof to the Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

(d)        This Agreement shall be binding upon the Pledgor, and the Pledgor’s successors and assigns, and shall inure to the benefit of the Pledgee and its successors and assigns.

(e)        Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Limited Guaranty.

(f)        THIS AGREEMENT AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(g)        THE PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PLEDGOR, ON THE ONE HAND, AND

THE PLEDGEE, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, PROVIDED, THAT THE PLEDGOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PLEDGEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE INDEBTEDNESS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE INDEBTEDNESS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PLEDGEE. THE PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE PLEDGOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PLEDGOR AT THE ADDRESS SET FORTH IN THE LIMITED GUARANTY AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE PLEDGOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

(h)        Waivers.  THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN PLEDGEE AND/OR THE PLEDGOR ARISING OUT OF, CONNECTED WITH, RELATED OR. INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

(i)        It is understood and agreed that any person or entity that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of any Document, shall become a Pledgor hereunder by (i) executing a Joinder Agreement in form and substance satisfactory to the Pledgee, (ii) delivering supplements to such exhibits and annexes to such Documents as the Pledgee shall reasonably request and/or set forth in such joinder agreement and (iii) taking all actions as specified in this Agreement as would have been taken by the Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

(j)        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

(k)        Notwithstanding anything herein to the contrary, the total liability of Pledgor with respect to the Limited Guaranty, this Agreement, the Accentia Subordination Agreement, the Security Agreement, and any other Ancillary Agreement thereunder (including any intellectual property security agreements), as relates solely to the Obligations of the Issuer to the Creditor Parties, shall in no event exceed $4,991,360 in the aggregate, and this Agreement shall not be enforceable to the extent that the enforcement hereof would create, cause, or result in liability in excess of such amount. Notwithstanding the limitation of liability set forth in the first sentence of this Section 17(k), in no event shall such limitation relate to the direct obligations of Pledgor to the Creditor Parties under the Accentia Security Agreement and the Accentia Term Notes and the other Ancillary Agreements under the Accentia Security Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Stock Pledge Agreement as of the day and year first written above.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey

Name:	Samuel S. Duffey

Title:	President

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/ Patrick Regan

Name:	Patrick Regan

Title:	Authorized Signatory

SCHEDULE A

Pledged Stock*

Pledgor	Issuer	Class of Stock	Stock Certificate No.	Par Value	Number of Shares
Accentia Biopharmaceuticals, Inc.	Biovest International, Inc.	Common Stock	BI2228 BI2229 BI2230 BI2449	$.01 $.01 $.01 $.01	5,000,000 5,000,000 10,000,000 115,818 Total: 20,115,818

* Following the Effective Date, the Pledged Stock will be evidenced by one (1) certificate for 20,115,818 shares of Common Stock of Biovest International, Inc.

SCHEDULE B

Third Party Pledged Stock

Pledgor	Third Party Pledgee	Issuer	Class of Stock	Stock Certificate No.	Par Value	Number of Shares
Accentia Biopharmaceuticals, Inc.	Southwest Bank	Biovest International, Inc.	Common Stock	BI2385	$.01	15,000,000
Accentia Biopharmaceuticals, Inc.	McKesson Corporation	Biovest International, Inc.	Common Stock	BI2384	$.01	18,000,000
Accentia Biopharmaceuticals, Inc.	September 2006 Debenture Holders	Biovest International, Inc.	Common Stock	BI2230	$.01	18,000,000
Accentia Biopharmaceuticals, Inc.	BDSI warrant	Biovest International, Inc.	Common Stock	BI2451	$.01	2,000,000

STOCK POWER

The undersigned, for good and valuable consideration, does hereby transfer and assign              shares of common stock of Biovest International, Inc. (the “Company”), represented by the attached certificate numbers      ( the “Shares”) to                                          and does hereby irrevocably appoint                                          as its attorney in fact to transfer said Shares on the books of the Company with full power of substitution in the premises.

Dated:

Accentia Biopharmaceuticals, Inc.

By:
Name:
Title:

Stock Certificates

See attached.